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EXHIBIT 10.2

JOINDER TO LOAN AGREEMENT

        THIS JOINDER TO LOAN AGREEMENT, dated as of January 10, 2005 (this "Joinder"), is made and entered into by World Air Holdings, Inc., a Delaware corporation (the "Parent"), to supplement that certain Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated or supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among World Airways, Inc., a Delaware corporation, as Borrower, Govco Incorporated as Primary Tranche A Lender, Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent, Citicorp North America, Inc. as Govco Administrative Agent, Citicorp USA, Inc. as Tranche B Lender, Phoenix American Financial Services, Inc. as Loan Administrator and the Air Transportation Stabilization Board (the "Board").

        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Borrower, the Parent and World Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub"), (i) the Merger Sub will be merged with and into the Borrower, (ii) each of the issued and outstanding shares of common stock of the Borrower, par value $.001 per share, will be converted into one share of common stock of the Parent, par value $.001 per share, (iii) the shareholders of the Borrower will become shareholders of the Parent, and (iv) the Borrower will become a wholly-owned subsidiary of the Parent (the "Merger");

        WHEREAS, the Merger constitutes a restructuring under Section 5.19 of the Loan Agreement (the "Restructuring");

        WHEREAS, Section 5.19(e) of the Loan Agreement provides that, in the event of a Restructuring, the Parent shall become an Obligor under the Loan Agreement and expressly assume all obligations thereunder and under the other Loan Documents by an agreement executed and delivered to the Agent for the benefit of the Lenders, the Supplemental Guarantor and the Board, in form and substance satisfactory to the Agent and the Board; and

        WHEREAS, the Parent is entering into this Agreement to comply with Section 5.19(e) of the Loan Agreement.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parent hereby agrees as follows:

        Section 1.    Joinder.    By the execution of this Joinder, the Parent hereby expressly agrees (a) that the Parent is, and shall be deemed for all purposes to be, an Obligor under the Loan Agreement and the other Loan Documents, and (b) to be bound by the terms, conditions and obligations set forth therein, with the same force and effect as if the Parent had been an original signatory to the Loan Agreement and the other Loan Documents.

        Section 2.    Notice.    The address of the Parent set forth below its name on the signature page hereto shall be the Parent's address for all purposes of the Loan Agreement as if set forth on Annex A thereto.

        Section 3.    Headings.    The headings set forth in this Joinder are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the Parties hereto.

        Section 4.    Severability.    In case any provision in or obligation under this Joinder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        Section 5.    Counterparts.    This Joinder may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Joinder by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        Section 6.    Governing Law.    This Joinder and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

        Section 7.    Fees and Expenses.    The Parent agrees to promptly pay, or cause the Borrower to pay, upon request, all costs and expenses (including the reasonable fees and expenses of counsel) reasonably incurred by the Agent, the Collateral Agent, the Lenders, the Board, the Loan Administrator, and the Supplemental Guarantor in connection with the Restructuring, including, but not limited to, this Joinder.

        Section 8.    Further Assurances.    The Parent agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Agent or the Board to carry out the provisions of this Joinder.

        Section 9.    Acknowledgment by the Board.    The Board acknowledges and agrees that this Joinder and the Restructuring referenced herein shall not alter, modify or amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Board Guarantee, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

        IN WITNESS WHEREOF, the Parent has executed this Joinder as of the date first above written.

WORLD AIR HOLDINGS, INC.
		By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
Address and Contact Information:
World Air Holdings, Inc. HLH Building 101 World Drive Peachtree City, Georgia 30269 Attention: Randy J. Martinez Telephone: (770) 632-8260 Facsimile: (770) 632-8090
With a copy to:
Powell Goldstein LLP One Atlantic Center Suite 1400 1201 West Peachtree Street, N.W. Atlanta, Georgia 30309 Attention: Thomas R. McNeill, Esq.
ACKNOWLEDGED:
CITIBANK, N.A. as Agent
By:	/s/ BARBARA KOBELT Name: Barbara Kobelt Title: Vice President
AIR TRANSPORTATION STABILIZATION BOARD
By:	/s/ MARK R. DAYTON Name: Mark R. Dayton Title: Executive Director

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  EXHIBIT 10.2
JOINDER TO LOAN AGREEMENT